Exhibit 99.1

 MEDICOR LTD. AND BIOSIL LIMITED AND NAGOR LIMITED ANNOUNCE ANTICIPATED CLOSING
                            SCHEDULE FOR ACQUISITION

    LAS VEGAS, Jan. 18 /PRNewswire-FirstCall/ -- Las Vegas-based MediCor Ltd. (OTC Bulletin Board: MDCR) and British breast implant manufacturer Biosil Limited and supplier Nagor Limited announced today that they have agreed to schedule the closing of MediCor's acquisition of Biosil and Nagor for the second quarter of 2006.

    According to MediCor's Chief Operating Officer, Jim J. McGhan, "The parties are actively working toward a successful close. We are also pleased by the British Association of Aesthetic Plastic Surgeons (BAAPS) report that the U.K. experienced an approximate 51% increase in breast implant procedures in 2005, a market in which Nagor has a significant market presence. In addition to the U.K., Nagor also has a solid base of highly qualified international distribution partners worldwide. Given the dynamic market growth and distributor network already in place, we are anxious to begin building upon the current Biosil and Nagor employee bases and expanding operations in the Scotland, England and the Isle of Man facilities to meet future demand."

    MediCor was founded by Chairman of the Board Donald K. McGhan, the pioneer of the modern day breast implant industry. The Company acquires, develops, manufactures and markets products for medical specialties in aesthetic, plastic and reconstructive surgery and dermatology markets. Products include surgically implantable prostheses for aesthetic, plastic and reconstructive surgery and scar management products. Its products are sold worldwide to hospitals, surgery centers and physicians through various distributors and direct sales personnel. MediCor's strategy is to be the leading integrator of selected international medical device markets, technologies and corporations. To achieve this strategy, MediCor intends to build upon and expand its business lines, primarily in the aesthetic, plastic and reconstructive surgery and dermatology markets. MediCor intends to accomplish this growth through the expansion of existing product lines and offerings and through the acquisition of companies and other assets, including intellectual property rights or distribution rights.

    This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of MediCor's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite financing, the risk of instability in the capital markets in the U.S. and internationally, the ability to obtain governmental approvals of the transactions; the ability to satisfy any agreed closing conditions; the risk of the occurrence of material adverse changes in the business or financial conditions of the companies; the risk that the businesses will not be integrated successfully; the risk that cost savings from acquisition transactions may not be realized or may take longer to realize than expected; disruption from transactions making it more difficult to maintain relationships with customers, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the outcome of certain political and legal proceedings; the risk of new and changing regulations in the U.S. and internationally. Additional factors that could cause MediCor's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-KSB for the year ended June 30, 2005, and subsequent Quarterly Reports on Form 10-QSB of MediCor filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov).

SOURCE  MediCor Ltd.
    -0-                             01/18/2006
    /CONTACT:  Marc S. Sperberg, U.S., +1-702-932-4568, for MediCor Ltd./
    (MDCR)